As filed with the Securities and Exchange Commission on May 17, 2004
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ______________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                 ______________

                           IRWIN FINANCIAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

           INDIANA                                               35-1286807
(State or Other Jurisdiction of                                (IRS Employer
Incorporation or Organization)                               Identification No.)

                 500 WASHINGTON STREET, COLUMBUS, INDIANA 47201
               (Address of Principal Executive Offices) (Zip Code)

                           IRWIN MORTGAGE CORPORATION
                       RETIREMENT AND PROFIT SHARING PLAN
                            (Full Title of the Plan)

                              ELLEN Z. MUFSON, ESQ.
                           IRWIN FINANCIAL CORPORATION
                              500 WASHINGTON STREET
                                  P.O. BOX 929
                               COLUMBUS, IN 47201
                                  812-376-1909
            (Name, Address and Telephone Number of Agent For Service)

                                   Copies to:
                             JENNIFER R. EVANS, ESQ.
                           JENNIFER DURHAM KING, ESQ.
                     VEDDER, PRICE, KAUFMAN & Kammholz, P.C.
                            222 North LaSalle Street
                                Chicago, IL 60601
                                 (312) 609-7500
                                 ______________

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                  PROPOSED MAXIMUM       PROPOSED MAXIMUM
          TITLE OF SECURITIES                 AMOUNT TO          OFFERING PRICE PER     AGGREGATE OFFERING          AMOUNT OF
           TO BE REGISTERED                 BE REGISTERED             SHARE(2)               PRICE(2)          REGISTRATION FEE(3)
------------------------------------------------------------------------------------------------------------------------------------
Common Shares, without par value*(1)        400,000 Shares            $23.44                $9,376,000             $1,188
====================================================================================================================================

*        Including the preferred share purchase rights associated therewith.

(1) In addition, pursuant to Rule 416(c), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Irwin Mortgage Corporation Retirement and Profit Sharing Plan described herein.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933 based upon the average of the high and low prices for the Common Stock as reported by the New York Stock Exchange on May 10, 2004.

(3) An aggregate of 249,261 shares (as adjusted to reflect all stock splits and dividends to date) are being carried forward from those shares previously registered by Registration Statement on Form S-8 (File No. 33-62669). A registration fee of $2,448 was paid with respect to the shares registered in that filing. The previously registered shares being carried forward together with the shares being registered hereby represent the total number of shares remaining available for issuance under the Plan.

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the document containing the information required by Part I of this Registration Statement on Form S-8 also relates to the Registrant's shares of Common Stock previously registered on Registration Statement on Form S-8 (File No. 33-62669).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         This Registration Statement relates to the registration of 400,000 additional shares of Common Stock of Irwin Financial Corporation (the "Registrant") reserved for issuance under the Irwin Mortgage Corporation Retirement and Profit Sharing Plan (the "Plan"). Pursuant to the Form S-8 Registration Statement filed by the Registrant on September 15, 1995, the Registrant has previously registered an aggregate of 800,000 shares of Common Stock (as adjusted to reflect all stock splits and stock dividends to date) of which 249,261 shares remain available for issuance under the Plan. The contents of that Form S-8 Registration Statement (File No. 33-62669) is incorporated herein by reference pursuant to General Instruction E for the Form S-8.

         The documents containing the information required by this section, which also relate to the shares remaining available under the Plan which were previously registered under the above-referenced Registration Statement, will be given to those persons who participate in the Plan, all of whom are employees of the Registrant or its subsidiaries. Such documents are not required to be filed with the Commission as a part of the Registration Statement or as an Exhibit.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission ("SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2003, File No. 0-6835.

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, File No. 0-6835.

         (c) The Registrant's Current Reports on Form 8-K dated January 23, 2004, January 23, 2004, February 20, 2004, February 20, 2004,
                  March 22, 2004, April 9, 2004, April 30, 2004, April 30, 2004,
                  May 3, 2004 and May 3, 2004, File No. 0-6835.

         (d) Form S-8 Registration Statement (File No. 33-62669) filed with the Commission on September 15, 1995.

         (e) The descriptions of our Common Shares and the associated preferred share purchase rights contained in our Registration Statement on Form S-1 (File No. 333-68586) filed with the SEC on September 18, 2001.

         All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all of the securities offered hereby have been sold or deregistering all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Indiana Business Corporation Law ("IBCL"), the provisions of which govern the Registrant, empowers an Indiana corporation to indemnify present and former directors, officers, employees, or agents or any person who may have served at the request of the corporation as a director, officer, employee, or agent of another corporation ("Eligible Persons") against liability incurred in any proceeding, civil or criminal, in which the Eligible Person is made a party by reason of being or having been in any such capacity, or arising out of his or her status as such, if the individual acted in good faith and reasonably believed that (a) the individual was acting in the best interests of the corporation, or (b) if the challenged action was taken other than in the individual's official capacity as an officer, director, employee or agent, the individual's conduct was at least not opposed to the corporation's best interests, or (c) if in a criminal proceeding, either the individual had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful.

         The IBCL further empowers a corporation to pay or reimburse the reasonable expenses incurred by an Eligible Person in connection with the defense of any such claim, including counsel fees; and, unless limited by its Articles of Incorporation, the corporation is required to indemnify an Eligible Person against reasonable expenses if he or she is wholly successful in any such proceeding, on the merits or otherwise. Under certain circumstances, a corporation may pay or reimburse an Eligible Person for reasonable expenses prior to final disposition of the matter. Unless a corporation's articles of incorporation otherwise provide, an Eligible Person may apply for indemnification to a court which may order indemnification upon a determination that the Eligible Person is entitled to mandatory indemnification for reasonable expenses or that the Eligible Person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances without regard to whether his or her actions satisfied the appropriate standard of conduct.

         Before a corporation may indemnify any Eligible Person against liability or reasonable expenses under the IBCL, a quorum consisting of directors who are not parties to the proceeding must (1) determine that indemnification is permissible in the specific circumstances because the Eligible Person met the requisite standard of conduct, (2) authorize the corporation to indemnify the Eligible Person and (3) if appropriate, evaluate the reasonableness of expenses for which indemnification is sought. If it is not possible to obtain a quorum of uninvolved directors, the foregoing action may be taken by a committee of two or more directors who are not parties to the proceeding, special legal counsel selected by the Board or such a committee, or by the shareholders of the corporation.

         In addition to the foregoing, the IBCL states that the indemnification it provides shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any provision of the articles of incorporation or bylaws, resolution of the board of directors or shareholders, or any other authorization adopted after notice by a majority vote of all the voting shares then issued and outstanding. The IBCL also empowers an Indiana corporation to purchase and maintain insurance on behalf of any Eligible Person against any liability asserted against or incurred by him or her in any capacity as such, or arising out of his or her status as such, whether or not the corporation would have had the power to indemnify him or her against such liability.

         The registrant's Amended Articles of Incorporation provide for indemnification as a matter of right to any director, officer or employee of the registrant who has been successful on the merits of a claim against him or her, and for indemnification under certain other circumstances where allowed, by the action of disinterested members of the Board of Directors.

         The registrant has purchased $10 million in directors' and officers' liability insurance, the effect of which is to indemnify the directors and officers of the registrant and its subsidiaries against certain losses caused by errors, misstatement or misleading statements, wrongful acts, omissions, neglect or breach of duty by them or similar matters claimed against them in their capacities as directors or officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         4.1 Restated Articles of Incorporation. (incorporated by reference to Exhibit 3(a) to Form 10-K report for the year ended December 31, 2000, File No. 0-6835).

         4.2 Articles of Amendment to Restated Articles of Incorporation dated March 2, 2001. (incorporated by reference to Exhibit 3(b) to Form 10-K report for the year ended December 31, 2000, File No. 0-6835).

         4.3 Code of By-Laws as amended to date. (incorporated by reference to Exhibit 3.3 to Form 10-K report for the year ended December 31, 2003, File No. 0-6835).

         4.4 Rights Agreement between Irwin Financial Corporation and Irwin Union Bank and Trust Company, as Rights Agent, dated as of March 1, 2001 (incorporated by reference to Exhibit 4.1 to the Company's Form 8-A Registration Statement filed March 2, 2001, File No. 0-6835).

         4.5 Appointment of Successor Rights Agent dated as of May 11, 2001, between Irwin Financial Corporation and National City Bank (incorporated by reference to Exhibit 4.5 to Form S-8 filed on September 7, 2001, File No. 333-69156).

         5.1 Opinion of Vedder, Price, Kaufman & Kammholz, P.C. regarding the legality of any original issuance of Common Stock.

         23.1     Consent of PricewaterhouseCoopers LLP.

         23.2 Consent of Vedder, Price, Kaufman & Kammholz, P.C. (included in Exhibit 5.1).

         24.1 Power of Attorney (included on the Signature Pages of the Registration Statement).

         The Registrant has received a favorable IRS Determination letter dated March 27, 1998 for the Plan from the Internal Revenue Service ("IRS") and has amended the Plan subsequent thereto. The Registrant hereby undertakes to submit any future amendments to the IRS in a timely manner and has made or will make any changes required by the IRS in order to qualify the Plan.

ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs 1(i) and 1(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange

                  Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Indiana, on April 30, 2004.

                                    IRWIN FINANCIAL CORPORATION

                                    By:/s/ William I. Miller
                                       -----------------------------------------
                                       William I. Miller,
                                       Chairman of the Board and Chief Executive
                                       Officer

                                POWER OF ATTORNEY

         Know all men by these presents, that each person whose signature appears below constitutes and appoints William I. Miller and Matthew F. Souza, and each or any of them (with full power to act alone), his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto those attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby rectifying and confirming all that those attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on the dates and in the capacities indicated:

            SIGNATURE                                     TITLE                              DATE
            ---------                                     -----                              ----

      /s/ Sally A. Dean
-----------------------------------                    Director                        April 30, 2004
          Sally A. Dean

     /s/ David W. Goodrich
-----------------------------------                    Director                        April 30, 2004
         David W. Goodrich

     /s/ R. David Hoover
-----------------------------------                    Director                        April 30, 2004
          R. David Hoover

     /s/ William H. Kling
-----------------------------------                    Director                        April 30, 2004
         William H. Kling

  /s/ Brenda J. Lauderback
-----------------------------------                    Director                        April 30, 2004
      Brenda J. Lauderback

   /s/ John C. McGinty, Jr.
-----------------------------------                    Director                        April 30, 2004
       John C. McGinty, Jr.

    /s/ William I. Miller
-----------------------------------       Director, Chairman of the Board, Chief       April 30, 2004
        William I. Miller                 Executive Officer (Principal Executive
                                                      Officer)

     /s/ Lance R. Odden
-----------------------------------                    Director                        April 30, 2004
         Lance R. Odden

    /s/ Theodore M. Solso
-----------------------------------                    Director                        April 30, 2004
        Theodore M. Solso

            SIGNATURE                                     TITLE                              DATE
            ---------                                     -----                              ----
   /s/ Gregory F. Ehlinger
-----------------------------------       Senior Vice President and Chief Financial    April 30, 2004
       Gregory F. Ehlinger                  Officer (Principal Financial Officer)

     /s/ Jody A. Littrell
-----------------------------------       Vice President and Controller (Principal     April 30, 2004
         Jody A. Littrell                            Accounting Officer)

         Pursuant to the requirements of the Securities Act of 1933, as amended, the administrator, Irwin Financial Corporation, has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Columbus, State of Indiana on the 17th day of May, 2004.

                                            IRWIN MORTGAGE CORPORATION
                                            RETIREMENT AND PROFIT SHARING PLAN

                                            By: /s/ Theresa L. Hall
                                                --------------------------------
                                                Theresa L. Hall
                                                Vice President - Human Resources
                                                Irwin Financial Corporation

                                INDEX TO EXHIBITS

   EXHIBIT NUMBER                     DESCRIPTION OF EXHIBIT
   --------------                     ----------------------

         4.1 Restated Articles of Incorporation. (incorporated by reference to Exhibit 3(a) to Form 10-K report for the year ended December 31, 2000, File No. 0-6835).

         4.2 Articles of Amendment to Restated Articles of Incorporation dated March 2, 2001. (incorporated by reference to Exhibit 3(b) to Form 10-K report for the year ended December 31, 2000, File No. 0-6835).

         4.3 Code of By-Laws as amended to date. (incorporated by reference to Exhibit 3.3 to Form 10-K report for the year ended December 31, 2003, File No. 0-6835).

         4.4 Rights Agreement between Irwin Financial Corporation and Irwin Union Bank and Trust Company, as Rights Agent, dated as of March 1, 2001 (incorporated by reference to Exhibit 4.1 to the Company's Form 8-A Registration Statement filed March 2, 2001, File No. 0-6835).

         4.5 Appointment of Successor Rights Agent dated as of May 11, 2001, between Irwin Financial Corporation and National City Bank (incorporated by reference to Exhibit 4.5 to Form S-8 filed on September 7, 2001, File No. 333-69156).

         5.1 Opinion of Vedder, Price, Kaufman & Kammholz, P.C. regarding the legality of any original issuance of Common Stock.

         23.1     Consent of PricewaterhouseCoopers LLP.

         23.2 Consent of Vedder, Price, Kaufman & Kammholz, P.C. (included in Exhibit 5.1).

         24.1 Power of Attorney (included on the Signature Pages of the Registration Statement).